UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2016

Lake Sunapee Bank Group

(Exact name of registrant as specified in its charter)

Delaware	000-17859	02-0430695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Main Street, P.O. Box 9

Newport, New Hampshire 03773

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (603) 863-0886

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Lake Sunapee Bank Group (the “Company”) held the Special Meeting of Stockholders (the “Special Meeting”) on October 24, 2016. There were 8,387,716 shares of common stock eligible to be voted at the Special Meeting and 4,997,145 shares of common stock were presented in person or represented by proxy at the Annual Meeting, which constituted a quorum to conduct business.

As further detailed in the Company’s Joint Proxy Statement/Prospectus (the “Proxy Statement”), which was filed with the Securities and Exchange Commission on September 1, 2016, there were three proposals submitted to the Company’s stockholders at the Special Meeting. The stockholders approved Proposals 1, 2, and 3. The final results of voting on each of the proposals are as follows:

Proposal 1: Consideration and Approval of a Proposal to Adopt the Agreement and Plan of Merger by and between Bar Harbor Bancshares (“BHB”) and the Company, dated as of May 5, 2016, pursuant to which the Company will merge with and into BHB with BHB Surviving.

Votes For	Votes Against	Abstain	Broker Non-Vote
4,593,771	252,628	150,745	—

Proposal 2: Consideration and Approval of a Non-Binding Advisory Proposal to Approve the Compensation Payable to the Company’s Named Executive Officers in Connection with the Merger.

Votes For	Votes Against	Abstain	Broker Non-Vote
3,818,098	875,820	303,224	—

Proposal 3: Consideration to Approve One or More Adjournments of the Special Meeting, if Necessary, to Permit Further Solicitation of Proxies if There are Not Sufficient Votes at the Time of the Special Meeting, or at Any Adjournment or Postponement of the Special Meeting, to Adopt the Agreement and Plan of Merger.

Votes For	Votes Against	Abstain	Broker Non-Vote
4,243,063	548,894	205,188	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE SUNAPEE BANK GROUP

Date: October 25, 2016	By:	/s/ Kimberly Pruett-Ilg
Kimberly Pruett-Ilg
Vice President and Corporate Secretary